As filed with the Securities and Exchange Commission on April 17, 2017

Registration No. 333-216756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Penn Virginia Corporation

(Exact name of registrant as specified in its charter)

Virginia	1311	23-1184320
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

(713) 722-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Katherine J. Ryan

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

(713) 722-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

*GUARANTORS

Exact name of registrant as specified in its charter(1)	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification No.
Penn Virginia Holding Corp.	Delaware	51-0387384
Penn Virginia Resource Holdings Corp.	Delaware	23-3093995
Penn Virginia Oil & Gas Corporation	Virginia	54-1617929
Penn Virginia Oil & Gas GP LLC	Delaware	74-3023686
Penn Virginia Oil & Gas LP LLC	Delaware	20-2768109
Penn Virginia Oil & Gas, L.P.	Texas	76-0389487
Penn Virginia MC Corporation	Delaware	02-0650458
Penn Virginia MC Energy L.L.C.	Delaware	02-0650462
Penn Virginia MC Gathering Company L.L.C.	Oklahoma	20-1510363
Penn Virginia MC Operating Company L.L.C.	Delaware	02-0650466

(1)	The address for each registrant’s principal executive office is 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079, and the telephone number of each registrant’s principal executive office is (713) 722-6500.

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐			Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒	Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Aggregate Offering Price per Security/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	—	—
Preferred stock, par value $0.01 per share	—	—
Debt Securities	—	—
Guarantees of Debt Securities(1)	—	—
Total	$600,000,000(2)	$69,540(3)

(1)	The direct and indirect subsidiaries of Penn Virginia Corporation set forth above under “Guarantors” may be guarantors of some or all of the debt securities registered hereunder and, therefore, have been listed as co-registrants for the purpose of providing guarantees, if any, relating to the debt securities registered hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.
(2)	There is being registered hereunder for sale by the registrant such indeterminate number or amount of common stock, preferred stock and debt securities as shall have an aggregate offering price not to exceed $600,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.
(3)	Estimated pursuant to Rule 457(o) under the Securities Act. This fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 17, 2017

PROSPECTUS

Penn Virginia Corporation

$600,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

We may issue and sell from time to time securities described in this prospectus for an aggregate offering price of up to $600,000,000. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “PVAC.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2017

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $600,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus to “Penn Virginia,” “the Company,” “us,” “our,” “we,” or similar expressions refer to Penn Virginia Corporation, together with all subsidiaries and predecessors. References to the “Predecessor” refer to the Company for periods through the Effective Date (as defined below). References to “subsidiary guarantors” means Penn Virginia Holding Corp, Penn Virginia Resource Holdings Corp., Penn Virginia Oil & Gas Corporation, Penn Virginia Oil & Gas GP LLC, Penn Virginia Oil & Gas LP LLC, Penn Virginia Oil & Gas, L.P., Penn Virginia MC Corporation, Penn Virginia MC Energy L.L.C., Penn Virginia MC Gathering Company L.L.C. and Penn Virginia MC Operating Company L.L.C. Unless otherwise noted or suggested by context, all financial information and data and accompanying financial statements and corresponding notes, as of and prior to the effective date (the “Effective Date”) of the Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and its Debtor Affiliates (the “Plan of Reorganization”), as contained or incorporated by reference herein, reflect the actual historical consolidated results of operations and financial condition of the Company for the periods presented and do not give effect to the Plan of Reorganization or any of the transactions contemplated thereby, including the adoption of “fresh start” accounting and the full cost method of accounting for oil and gas properties. Accordingly, such financial information may not be representative of the Company’s performance or financial condition after the Effective Date. Except with respect to such historical financial information and data and accompanying financial statements and corresponding notes or as otherwise noted or suggested by the context, all other information contained herein relates to the Company following the Effective Date.

ABOUT PENN VIRGINIA CORPORATION

We are an independent oil and gas company engaged in the onshore exploration, development and production of crude oil, natural gas liquids, or NGLs, and natural gas. Our current operations consist primarily of drilling unconventional horizontal development wells and operating our producing wells in the Eagle Ford Shale field, or the Eagle Ford, in South Texas. Our operations are substantially concentrated with over 90 percent of our production, revenues and capital expenditures attributable to this region. We also have less significant operations in Oklahoma, primarily consisting of non-operated properties in the Granite Wash. In August 2016, we terminated our remaining operations in the Marcellus Shale in Pennsylvania and are currently in the process of remediating the sites of our former wells in that region.

Our principal executive offices are located at 14701 St. Mary’s Lane, Suite 275, Houston, Texas 77079, and our telephone number is (713) 722-6500. Information contained on our website, www.pennvirginia.com, does not constitute a part of this prospectus.

THE SUBSIDIARY GUARANTORS

The subsidiary guarantors may fully and unconditionally guarantee our payment obligations under any series of debt securities offered using this prospectus. The subsidiary guarantors may alternatively co-issue the debt securities registered herein. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will, to the extent required by SEC rules and regulations, be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q filed since our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our securities. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our common stock could decline and you could lose some or all of your investment.

We emerged from bankruptcy on September 12, 2016. Upon our emergence from bankruptcy, we adopted fresh start accounting and the full cost method of accounting for oil and gas properties. We first presented financial statements that reflect fresh start accounting and the full cost method of accounting for oil and gas properties in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Accordingly, our future financial conditions and results of operations may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our securities.

Risks Related to Our Common Stock

The market price of our common stock is subject to volatility.

Upon our emergence from bankruptcy, our Predecessor common stock was canceled and we issued new common stock. Our common stock is currently listed on the Nasdaq Global Select Market. The market price of our common stock could be subject to wide fluctuations in response to, and the level of trading that develops with our common stock may be affected by, numerous factors, many of which are beyond our control. These factors include, among other things, our new capital structure as a result of the transactions contemplated by the Plan of Reorganization, our limited trading history subsequent to our emergence from bankruptcy, our limited trading volume, the concentration of holdings of our common stock, the lack of comparable historical financial information due to our adoption of fresh start accounting and the full cost method of accounting for oil and gas properties, actual or anticipated variations in our operating results and cash flow, the nature and content of our earnings releases, announcements or events that impact our products, customers, competitors or markets, business conditions in our markets and the general state of the securities markets and the market for energy-related stocks, as well as general economic and market conditions and other factors that may affect our future results, including those described elsewhere in this prospectus and our SEC reports incorporated by reference in this prospectus. Significant sales of our common stock, or the expectation of these sales, could materially and adversely affect the market price of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not anticipate that cash dividends or other distributions will be paid with respect to our common stock in the foreseeable future. In addition, restrictive covenants in certain debt instruments to which we are, or may be a party, may limit our ability to pay dividends or for us to receive dividends from our operating companies, any of which may negatively impact the trading price of our common stock.

Certain anti-takeover provisions may affect your rights as a shareholder.

Our Second Amended and Restated Articles of Incorporation (“Articles of Incorporation”) authorize our board of directors to set the terms of and issue preferred stock without shareholder approval. Our board of directors could use the preferred stock as a means to delay, defer or prevent a takeover attempt that a shareholder might consider to be in our best interest. In addition, our credit agreement contains terms that may restrict our ability to enter into change of control transactions, including requirements to repay borrowings under our credit agreement on a change in control. These provisions, along with specified provisions of the Virginia Stock Corporation Act and our Articles of Incorporation and our Second Amended and Restated Bylaws (“Bylaws”), may discourage or impede transactions involving actual or potential changes in our control, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of our common stock.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. You can identify our forward- looking statements by the words “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and similar expressions. These risks, uncertainties and contingencies include, but are not limited to, the following:

•	potential adverse effects of the completed bankruptcy proceedings on our liquidity, results of operations, brand, business prospects, ability to retain financing and other risks and uncertainties related to our emergence from bankruptcy;

•	the ability to operate our business following emergence from bankruptcy;

•	our ability to satisfy our short-term and long-term liquidity needs, including our inability to generate sufficient cash flows from operations or to obtain adequate financing to fund our capital expenditures and meet working capital needs;

•	negative events or publicity adversely affecting our ability to maintain our relationships with our suppliers, service providers, customers, employees, and other third parties;

•	our new capital structure and the adoption of fresh start accounting and the full cost method of accounting for oil and gas properties, including the risk that assumptions and factors used in estimating enterprise value vary significantly from the current estimates in connection with the application of fresh start accounting and the full cost method of accounting for oil and gas properties;

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical;

•	our ability to execute our business plan in the current commodity price environment;

•	the sustained decline in and volatility of commodity prices for oil, NGLs and natural gas;

•	our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production;

•	our ability to generate profits or achieve targeted reserves in our development and exploratory drilling and well operations;

•	any impairments, write-downs or write-offs of our reserves or assets;

•	the projected demand for and supply of oil, NGLs and natural gas;

•	our ability to contract for drilling rigs, frac crews, supplies and services at reasonable costs;

•	our ability to obtain adequate pipeline transportation capacity for our oil and gas production at reasonable cost and to sell our production at, or at reasonable discounts to, market prices;

•	the uncertainties inherent in projecting future rates of production for our wells and the extent to which actual production differs from that estimated in our proved oil and natural gas reserves;

•	drilling and operating risks;

•	concentration of assets;

•	our ability to compete effectively against other oil and gas companies;

•	leasehold terms expiring before production can be established and our ability to replace expired leases;

•	costs or results of any strategic alternatives;

•	environmental obligations, costs and liabilities that are not covered by an effective indemnity or insurance;

•	the timing of receipt of necessary regulatory permits;

•	the effect of commodity and financial derivative arrangements;

•	the occurrence of unusual weather or operating conditions, including force majeure events;

•	our ability to retain or attract senior management and key employees;

•	counterparty risk related to the ability of these parties to meet their future obligations;

•	compliance with and changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters;

•	physical, electronic and cybersecurity breaches;

•	uncertainties relating to general domestic and international economic and political conditions; and

•	other factors set forth in our filings with the SEC, including the risks set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Additional information concerning these and other factors can be found in our press releases and public filings with the SEC. Many of the factors that will determine our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital; and

•	repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our Articles of Incorporation and our Bylaws. We urge you to read our Articles of Incorporation and our Bylaws, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Virginia law.

As of April 17, 2017, our authorized capital stock was 50,000,000 shares. Those shares consisted of 5,000,000 authorized shares of preferred stock (par value $0.01 per share), of which no shares were outstanding as of April 17, 2017, and 45,000,000 authorized shares of common stock (par value $0.01 per share), of which 14,992,018 shares were outstanding as of April 17, 2017.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “PVAC.”

Common Stock

Dividends

Subject to the rights of any series of preferred stock that we may issue, the holders of common stock may receive dividends when declared by the Board. Dividends may be paid in cash, in property or in shares of stock, or in any combination thereof.

Fully Paid

All outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Subject to the special voting rights of any preferred stock that we may issue, the holders of common stock may vote one vote for each share held together as a single class in the election of directors and on all other matters voted upon by our shareholders. Directors are elected by a plurality of the votes cast in the election for such director nominee, and holders of common stock may not cumulate their votes in the elections of directors. The affirmative vote of more than two-thirds of our outstanding shares of common stock is required for amendments to our Articles of Incorporation, the approval of mergers, statutory share exchanges, certain sales or other dispositions of assets outside the usual and regular course of business, conversions, domestications and dissolutions. However, holders of our common stock are not entitled to vote on any amendment to our Articles of Incorporation that relates solely to the terms of any one or more series of preferred stock. The affirmative vote of at least 67% of our outstanding shares of common stock is required to amend the “Corporate Opportunity” provisions of our Articles of Incorporation described below. All other matters to be voted on by shareholders must be approved by a majority of the votes cast on the matter.

Liquidation Rights

If we dissolve our business, either voluntarily or not, holders of common stock will share equally in the assets remaining after we pay our creditors and preferred shareholders.

Other Rights

The holders of common stock have no preemptive rights to purchase our shares of common stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

Preferred Stock

The Board can, without approval of shareholders, issue one or more series of preferred stock. Subject to the provisions of our Articles of Incorporation and limitations prescribed by law, the Board may adopt an amendment to our Articles of Incorporation describing the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

Undesignated preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Anti-Takeover Provisions

Certain provisions in our Articles of Incorporation and our Bylaws, as well as certain provisions of Virginia law, may make more difficult or discourage a takeover of our business.

Certain Provisions of Our Articles of Incorporation and Our Bylaws

Shareholder Action by Unanimous Consent. Any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting and without notice if a consent in writing is signed by all the shareholders entitled to vote on the action.

Blank Check Preferred Stock. Our restated articles of incorporation authorize the issuance of blank check preferred stock. As described above under “—Preferred Stock,” the Board can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the Board opposes.

Vacancies in the Board. Subject to the rights of any preferred stock, any vacancy in the Board resulting from any death, resignation, retirement, disqualification, removal from office or newly created directorship resulting from an increase in the authorized number of directors or otherwise may be filled by majority vote of the remaining directors then in office, even if less than a quorum, or shareholders.

Special Meetings of Shareholders. Special meetings of shareholders may be called at any time and from time to time only upon the written request of the Board, the chairman of the Board or the holders of a majority of our outstanding common stock.

Advance Notice Requirements for Shareholder Director Nominations and Shareholder Business. Our Bylaws require that advance notice of shareholder director nominations and shareholder business for annual meetings be made in writing and given to our corporate secretary, together with certain specified information, not less than 90 days nor more than 120 days before the anniversary of the immediately preceding annual meeting of shareholders, subject to other timing requirements as specified in our Bylaws.

Virginia Anti-Takeover Statutes and Other Virginia Laws

Control Share Acquisitions Statute. Under the Virginia control share acquisitions statute, shares acquired in an acquisition that would cause an acquiror’s voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights unless (1) those rights are granted by a majority vote of all outstanding shares other than those held by the acquiror or any officer or employee director of the corporation or (2) the articles of incorporation or bylaws of the corporation provide that the provisions of the control share acquisitions statute do not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. This regulation was designed to deter certain takeovers of Virginia public corporations. Virginia law permits corporations to opt out of the control share acquisition statute. We have not opted out.

Affiliated Transactions. Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent. For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares and a majority of the disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required. The provisions of this statute do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder. As permitted by Virginia law, we have opted out of the affiliated transactions provisions.

Director Standards of Conduct. Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Virginia law provides that, in determining the best interests of the corporation, a director may consider the possibility that those interests may best be served by the continued independence of the corporation.

Corporate Opportunities

In our Articles of Incorporation, subject to certain limitations, we expressly waive any fiduciary duty owed to us by our directors with respect to any business opportunities that may be of interest to us, including any conflict of interest caused if one of our directors takes advantage of such a business opportunity. Our directors may further their self-interest and engage in such a business opportunity for their own benefit so long as such a director did not specifically become aware of the opportunity in his or her capacity as a representative of the Company. Our directors may engage in the same or similar business as the Company and have no duty to share any business opportunity that may be of interest to us if such a director learned of the opportunity outside of his or her role as a representative of the Company.

Exclusive Forum

Our Articles of Incorporation provide that the United States District Court for the Eastern District of Virginia is the sole and exclusive forum for any derivative action brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim arising under the Virginia Stock Corporation Act or any action asserting a claim against us that is governed by the internal affairs doctrine. The choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Indemnification of Officers and Directors

Virginia law permits, and our Articles of Incorporation provide for, the indemnification of our directors and officers with respect to certain liabilities and expenses imposed upon them in connection with any civil, criminal or other proceeding by reason of having been a director or officer of the Company. This indemnification does not apply to willful misconduct or a knowing violation of the criminal law. We have been informed that in the opinion of the SEC indemnification for liability under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and is unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar of the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Penn Virginia Corporation only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through our subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States, or U.S., federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See “—Subordination.”

Consolidation, Merger and Sales of Assets

The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1) either

•	we are the continuing entity, or

•	if we are not the continuing entity, the resulting entity is organized under the laws of any U.S. jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

(2) immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•	our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a U.S. holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside of the U.S. through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, on any other existing trading market for shares of our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with our common stock, preferred stock and debt securities will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia. Certain legal matters in connection with our debt securities will be passed upon for us by Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., Tulsa, Oklahoma. Certain legal matters in connection with our debt securities and certain other legal matters will be passed upon for us by our outside counsel, Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Penn Virginia Corporation as of December 31, 2016 (Successor), and for the period from September 13, 2016 to December 31, 2016 (Successor) and the period from January 1, 2016 to September 12, 2016 (Predecessor) incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Penn Virginia Corporation as of December 31, 2015 and 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2016, incorporated herein by reference, have been included in reliance on the report of KPMG LLP, or KPMG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Penn Virginia Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

The audit report covering the December 31, 2015 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and is dependent on obtaining additional financing to continue its planned principal business operations. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The information incorporated by reference herein regarding our estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on the estimated reserve evaluations and related calculations of DeGolyer and MacNaughton, Inc. and Wright & Company, Inc., independent firms of petroleum engineers, geologists, geophysicists and petro physicists. These estimates are aggregated and the sums are incorporated by reference herein in reliance upon the authority of those firms as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 regarding the securities we may offer. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website on the internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.

We file with or furnish to the SEC periodic reports and other information. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC’s website as provided above. Our website on the Internet is located at www.pennvirginia.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

We furnish or make available to our shareholders annual reports containing our audited financial statements and furnish or make available to our shareholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	our Current Reports on Form 8-K filed on December 15, 2016, January 17, 2017 and January 30, 2017;

•	our Definitive Proxy Statement on Schedule 14A filed on March 30, 2017; and

•	the description of our common stock in our Registration Statement on Form 8-A12B (Registration No. 001-13283) filed on December 22, 2016, as we may update that description from time to time.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:

Penn Virginia Corporation

Attention: Katherine J. Ryan

14701 St. Mary’s Lane, Suite 275

Houston, Texas 77079

(713) 722-6500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$69,540	*
Printing and engraving expenses		†
Fees and expenses of legal counsel		†
Accounting fees and expenses		†
Transfer agent and registrar fees		†
Miscellaneous		†

Total		†

*	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (“VSCA”) permits us to indemnify our directors and officers in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Company and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Company, and further provides that we may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the Company), and may make additional provision for advances and reimbursement of expenses, if authorized by our Articles of Incorporation or shareholder-adopted Bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law. Our Articles of Incorporation provide that a director or officer or former director or officer of the Company shall be indemnified to the fullest extent permitted by the VSCA as currently in effect or as later amended in connection with any action, suit or proceeding (including a proceeding by us or in our right) because such individual is or was a director or officer of the Company, or because such individual is or was serving the Company or any other legal entity in any capacity at the request of the Company.

The VSCA establishes a statutory limit on liability of directors and officers and directors of the Company for damages assessed against them in a suit brought by us or in our right or brought by or on behalf of shareholders of the Company and authorizes us, with shareholder approval, to specify a lower monetary limit on liability in our Articles of Incorporation or Bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. Our Articles of Incorporation provide for the limitation or elimination of the liability of a director or officer or former director or officer of the Company for monetary damages to the Company or our shareholders, to the fullest extent permitted by the VSCA as currently in effect or as later amended.

We carry insurance on behalf of our directors and officers.

We have entered into an indemnity agreement with each of our directors. The agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by our directors in various legal proceedings in which they may be involved by reason of their service as directors, as permitted by Virginia law and our Articles of Incorporation.

Item 16.	Exhibits†

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.	8-K	2.1	08/17/2016	001-13283

2.2	Disclosure Statement for the First Amended Joint Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern Division of Virginia, Richmond Division.	8-K	2.1	08/17/2016	001-13283

4.1	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.	8-K	3.1	09/15/2016	001-13283

4.2	Second Amended and Restated Bylaws of Penn Virginia Corporation.	8-K	3.2	09/15/2016	001-13283

*4.3	Certificate of Incorporation of Penn Virginia Holding Corp. dated December 16, 1998.

*4.4	Bylaws of Penn Virginia Holding Corp.

*4.5	Certificate of Incorporation of Penn Virginia Resource Holdings Corp. dated September 13, 2001.

*4.6	Bylaws of Penn Virginia Resource Holdings Corp.

*4.7	Certificate of Incorporation of Penn Virginia Oil & Gas Corporation dated July 18, 1991.

*4.8	Bylaws of Penn Virginia Oil & Gas Corporation, as amended on October 26, 2015.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

*4.9	Certificate of Formation of Penn Virginia Oil & Gas GP LLC dated December 23, 2004.

*4.10	Amended and Restated Limited Liability Company Agreement of Penn Virginia Oil & Gas GP LLC dated October 26, 2015.

*4.11	Certificate of Formation of Penn Virginia Oil & Gas LP LLC dated December 23, 2004.

*4.12	Limited Liability Company Agreement of Penn Virginia Oil & Gas LP LLC dated December 23, 2004.

*4.13	Certificate of Limited Partnership of Penn Virginia Oil & Gas, L.P. dated December 27, 2004.

*4.14	First Amended and Restated Agreement of Limited Partnership of Penn Virginia Oil & Gas, L.P. dated April 17, 2013.

*4.15	Certificate of Incorporation of Penn Virginia MC Corporation dated October 29, 2002.

*4.16	Bylaws of Penn Virginia MC Corporation, as amended on October 26, 2015.

*4.17	Certificate of Formation of Penn Virginia MC Energy L.L.C. dated October 29, 2002.

*4.18	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Energy L.L.C. dated October 26, 2015.

*4.19	Articles of Organization of Penn Virginia MC Gathering Company L.L.C. dated August 16, 2004.

*4.20	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Gathering Company L.L.C. dated October 26, 2015.

*4.21	Certificate of Formation of Penn Virginia MC Operating Company L.L.C. dated October 29, 2002.

*4.22	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Operating Company L.L.C. dated October 26, 2015.

*4.23	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

*4.24	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

5.1	Opinion of Hunton & Williams LLP as to the legality of the common stock, preferred stock and debt securities.					X

5.2	Opinion of Baker Botts L.L.P. as to the legality of the debt securities.					X

5.3	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. as to the legality of the debt securities.					X

10.1	Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., Penn Virginia Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender.	8-K	10.1	09/15/2016	001-13283

10.2	Pledge and Security Agreement, dated as of September 12, 2016, by Penn Virginia Holding Corp., Penn Virginia Corporation and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties thereunder.	8-K	10.2	09/15/2016	001-13283

10.3	Registration Rights Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the holders party thereto.	8-K	10.3	09/15/2016	001-13283

10.4	Second Amended and Restated Construction and Field Gathering Agreement by and between Republic Midstream, LLC and Penn Virginia Oil & Gas, L.P. dated August 1, 2016.	10-Q/A	10.5	11/28/2016	001-13283

10.5	Brooks Employment Agreement dated May 9, 2016.	8-K	10.5	05/13/2016	001-13283

10.5.1	Amendment No. 1 to Employment Agreement, dated September 28, 2016 between the Company and John A. Brooks.	8-K	10.1	10/04/2016	001-13283

10.6	Hartman Employment Agreement dated May 9, 2016.	8-K	10.4	05-13-2016	001-13283

10.5	Penn Virginia Corporation 2016 Management Incentive Plan.	8-K	10.1	10/11/2016	001-13283

10.6	Form of Nonqualified Stock Option Award Agreement.	8-K	10.2	10/11/2016	001-13283

10.7	Form of Officer Restricted Stock Unit Award Agreement.	8-K	10.1	01/30/2017	001-13283

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

10.8	Form of Performance Restricted Stock Unit Award Agreement.	8-K	10.2	01/30/2017	001-13283

10.9	Form of Director Restricted Stock Award Agreement.	8-K	10.1	12/21/2016	001-13283

10.10	Consulting Agreement between Penn Virginia Corporation and Nancy M. Snyder.	8-K	10.5	10/11/2016	001-13283

10.11	Form of Director Indemnification Agreement.	8-K	10.6	10/11/2016	001-13283

10.12	First Amended and Restated Crude Oil Marketing Agreement dated as of August 1, 2016, by and between Penn Virginia Oil & Gas, L.P., Republic Midstream Marketing, LLC and solely for purposes of Article V therein, Penn Virginia Corporation.	10-Q/A	10.6	11/28/2016	001-13283

23.1	Consent of KPMG LLP.					X

23.2	Consent of Grant Thornton LLP.					X

*23.3	Consent of DeGolyer and MacNaughton, Inc.

*23.4	Consent of Wright & Company, Inc.

23.5	Consent of Hunton & Williams LLP (included in Exhibit 5.1).					X

23.6	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).					X

23.7	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.3).					X

*24.1	Power of Attorney (included in signature page).

**25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).

**25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).

†	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred shares, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.
*	Previously filed.
**	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 17, 2017.

Penn Virginia Corporation

By:	/s/ John A. Brooks
John A. Brooks
Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

PENN VIRGINIA CORPORATION

Name	Title	Date

* John A. Brooks	Interim Principal Executive Officer, Executive Vice President and Chief Operating Officer (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 17, 2017

* Tammy Hinkle	Vice President and Controller (Principal Accounting Officer)	April 17, 2017

* Harry Quarls	Chairman of the Board of Directors	April 17, 2017

* Darin G. Holderness	Director	April 17, 2017

* Marc McCarthy	Director	April 17, 2017

* Jerry R. Schuyler	Director	April 17, 2017

PENN VIRGINIA HOLDING CORP.

PENN VIRGINIA MC CORPORATION

PENN VIRGINIA RESOURCE HOLDINGS CORP.

Name	Title	Date

* John A. Brooks	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 17, 2017

/s/ Katherine J. Ryan Katherine J. Ryan	Chief Legal Counsel & Corporate Secretary and Director	April 17, 2017

PENN VIRGINIA OIL & GAS CORPORATION

Name	Title	Date

* John A. Brooks	Chief Executive Officer (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 17, 2017

* Tammy Hinkle	Vice President and Controller (Principal Accounting Officer)	April 17, 2017

/s/ Katherine J. Ryan Katherine J. Ryan	Secretary and Director	April 17, 2017

PENN VIRGINIA OIL & GAS LP LLC

Name	Title	Date

* John A. Brooks	Chief Executive Officer (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 17, 2017

PENN VIRGINIA OIL & GAS GP LLC,

on behalf of itself and as the general partner of

PENN VIRGINIA OIL & GAS, L.P.

Name	Title	Date

* John A. Brooks	Chief Executive Officer of Penn Virginia Oil & Gas GP LLC (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer of Penn Virginia Oil & Gas GP LLC (Principal Financial Officer)	April 17, 2017

* Tammy Hinkle	Vice President and Controller of Penn Virginia Oil & Gas GP LLC (Principal Accounting Officer)	April 17, 2017

PENN VIRGINIA MC ENERGY L.L.C.

PENN VIRGINIA MC GATHERING COMPANY L.L.C.

PENN VIRGINIA MC OPERATING COMPANY L.L.C.

Name	Title	Date

* John A. Brooks	Chief Executive Officer (Principal Executive Officer)	April 17, 2017

* Steven A. Hartman	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 17, 2017

* Tammy Hinkle	Vice President and Controller (Principal Accounting Officer)	April 17, 2017

Katherine J. Ryan hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on behalf of the indicated person for whom she is attorney-in-fact, pursuant to powers of attorney previously included with the Registration Statement on Form S-3 of Penn Virginia Corporation filed on March 16, 2017 with the Securities and Exchange Commission.

*By:	/s/ Katherine J. Ryan
Katherine J. Ryan
Attorney-in-Fact

EXHIBIT INDEX†

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.	8-K	2.1	08/17/2016	001-13283

2.2	Disclosure Statement for the First Amended Joint Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern Division of Virginia, Richmond Division.	8-K	2.1	08/17/2016	001-13283

4.1	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.	8-K	3.1	09/15/2016	001-13283

4.2	Second Amended and Restated Bylaws of Penn Virginia Corporation.	8-K	3.2	09/15/2016	001-13283

*4.3	Certificate of Incorporation of Penn Virginia Holding Corp. dated December 16, 1998.

*4.4	Bylaws of Penn Virginia Holding Corp.

*4.5	Certificate of Incorporation of Penn Virginia Resource Holdings Corp. dated September 13, 2001.

*4.6	Bylaws of Penn Virginia Resource Holdings Corp.

*4.7	Certificate of Incorporation of Penn Virginia Oil & Gas Corporation dated July 18, 1991.

*4.8	Bylaws of Penn Virginia Oil & Gas Corporation, as amended on October 26, 2015.

*4.9	Certificate of Formation of Penn Virginia Oil & Gas GP LLC dated December 23, 2004.

*4.10	Amended and Restated Limited Liability Company Agreement of Penn Virginia Oil & Gas GP LLC dated October 26, 2015.

*4.11	Certificate of Formation of Penn Virginia Oil & Gas LP LLC dated December 23, 2004.

*4.12	Limited Liability Company Agreement of Penn Virginia Oil & Gas LP LLC dated December 23, 2004.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

*4.13	Certificate of Limited Partnership of Penn Virginia Oil & Gas, L.P. dated December 27, 2004.

*4.14	First Amended and Restated Agreement of Limited Partnership of Penn Virginia Oil & Gas, L.P. dated April 17, 2013.

*4.15	Certificate of Incorporation of Penn Virginia MC Corporation dated October 29, 2002.

*4.16	Bylaws of Penn Virginia MC Corporation, as amended on October 26, 2015.

*4.17	Certificate of Formation of Penn Virginia MC Energy L.L.C. dated October 29, 2002.

*4.18	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Energy L.L.C. dated October 26, 2015.

*4.19	Articles of Organization of Penn Virginia MC Gathering Company L.L.C. dated August 16, 2004.

*4.20	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Gathering Company L.L.C. dated October 26, 2015.

*4.21	Certificate of Formation of Penn Virginia MC Operating Company L.L.C. dated October 29, 2002.

*4.22	Amended and Restated Limited Liability Company Agreement of Penn Virginia MC Operating Company L.L.C. dated October 26, 2015.

*4.23	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities.

*4.24	Form of Indenture between Penn Virginia Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities.

5.1	Opinion of Hunton & Williams LLP as to the legality of the common stock, preferred stock and debt securities.					X

5.2	Opinion of Baker Botts L.L.P. as to the legality of the debt securities.					X

5.3	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. as to the legality of the debt securities.					X

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

10.1	Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., Penn Virginia Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender.	8-K	10.1	09/15/2016	001-13283

10.2	Pledge and Security Agreement, dated as of September 12, 2016, by Penn Virginia Holding Corp., Penn Virginia Corporation and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties thereunder.	8-K	10.2	09/15/2016	001-13283

10.3	Registration Rights Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the holders party thereto.	8-K	10.3	09/15/2016	001-13283

10.4	Second Amended and Restated Construction and Field Gathering Agreement by and between Republic Midstream, LLC and Penn Virginia Oil & Gas, L.P. dated August 1, 2016.	10-Q/A	10.5	11/28/2016	001-13283

10.5	Brooks Employment Agreement dated May 9, 2016.	8-K	10.5	05/13/2016	001-13283

10.5.1	Amendment No. 1 to Employment Agreement, dated September 28, 2016 between the Company and John A. Brooks.	8-K	10.1	10/04/2016	001-13283

10.6	Hartman Employment Agreement dated May 9, 2016.	8-K	10.4	05-13-2016	001-13283

10.5	Penn Virginia Corporation 2016 Management Incentive Plan.	8-K	10.1	10/11/2016	001-13283

10.6	Form of Nonqualified Stock Option Award Agreement.	8-K	10.2	10/11/2016	001-13283

10.7	Form of Officer Restricted Stock Unit Award Agreement.	8-K	10.1	01/30/2017	001-13283

10.8	Form of Performance Restricted Stock Unit Award Agreement.	8-K	10.2	01/30/2017	001-13283

10.9	Form of Director Restricted Stock Award Agreement.	8-K	10.1	12/21/2016	001-13283

10.10	Consulting Agreement between Penn Virginia Corporation and Nancy M. Snyder.	8-K	10.5	10/11/2016	001-13283

10.11	Form of Director Indemnification Agreement.	8-K	10.6	10/11/2016	001-13283

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	SEC File No.	Filed Herewith

10.12	First Amended and Restated Crude Oil Marketing Agreement dated as of August 1, 2016, by and between Penn Virginia Oil & Gas, L.P., Republic Midstream Marketing, LLC and solely for purposes of Article V therein, Penn Virginia Corporation.	10-Q/A	10.6	11/28/2016	001-13283

23.1	Consent of KPMG LLP.					X

23.2	Consent of Grant Thornton LLP.					X

*23.3	Consent of DeGolyer and MacNaughton, Inc.

*23.4	Consent of Wright & Company, Inc.

23.5	Consent of Hunton & Williams LLP (included in Exhibit 5.1).					X

23.6	Consent of Baker Botts L.L.P. (included in Exhibit 5.2).					X

23.7	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.3).					X

*24.1	Power of Attorney (included in signature page).

**25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).

**25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).

†	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any preferred shares, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby.
*	Previously filed.
**	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.